UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

Experience Art and Design   - Update:

Experience Art and Design Inc. "EXAD" would like to take this time to update shareholders on the future of the Company.

EXAD has been working to close a transaction with a multimillion dollar revenue producing company with positive net income.  We have worked out a frame work of a Triangular Reverse Merger which includes EXAD filing its 1st quarter report and obtaining DTC access.  The incoming company must supply audited financials for the last two years and the first 3 months of this year.

EXAD received its refund back this week from the attorney it hired to assist the Company with entering the DTC System, EXAD will now in the coming days hire Island Stock Transfer as we have mentioned before.

The audit of the incoming is slated to begin the week of May 22, 2017 and anticipated to take up to six weeks to complete.

EXAD will be filing a 14c regarding the transaction in the beginning of June, once the 14c has been filed it will take approximately forty five days to complete the Reverse Merger.

All current officer and directors of EXAD will resign at closing and the incoming company will assume control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: May 10, 2017	/s/Matthew Dwyer
Matthew Dwyer
Chief Executive Officer